Exhibit 4.1

(English translation)

(24th Series Japan and U.S. Participants)

AGREEMENT CONCERNING
ALLOCATION OF THE STOCK ACQUISITION RIGHTS
OF SONY CORPORATION
FOR THE FISCAL YEAR 2012

SONY CORPORATION (hereinafter referred to as the “Corporation”) and ___________________ (hereinafter referred to as the “Qualified Person”) enter into this Agreement as set forth in Exhibit 1 in connection with the allocation of the stock acquisition rights (hereinafter referred to as the “Stock Acquisition Rights”) to be issued by the Corporation pursuant to the provisions of the terms and conditions of the Stock Acquisition Rights (hereinafter referred to as the “Terms and Conditions”) set forth in Exhibit 2 attached hereto and pursuant to the special resolution adopted at the 95th Ordinary General Meeting of Shareholders held on June 27, 2012, the resolution adopted at the meeting of the Board of Directors held on October 31, 2012 and the determination of the Representative Corporate Executive Officer, President and CEO on November 14, 2012.

The number of Stock Acquisition Rights that the Qualified Person is to apply for the subscription for in accordance with Article 3 of Exhibit 1 and that the Corporation is to allocate to the Qualified Person shall be __________.

IN WITNESS WHEREOF, two (2) originals of this Agreement have been prepared and executed by seal impressions or signatures by the Corporation and the Qualified Person, each party retaining one (1) original.

December 3, 2012

SONY CORPORATION
7-1, Konan 1-chome, Minato-ku, Tokyo

By: ________________________________
Kazuo Hirai
President and Chief Executive Officer,
Representative Corporate Executive Officer

QUALIFIED PERSON

By: ________________________________
Name:
Address:

Exhibit 1

The terms and conditions of the Agreement Concerning Allocation of the Stock Acquisition Rights of Sony Corporation for the Fiscal Year 2012 (including exhibits; hereinafter referred to as this “Agreement”) shall be as follows.  Unless otherwise provided for, the terms used in this Exhibit 1 shall have the same meaning as the terms used in the main body of this Agreement.

Article 1	(Purpose)

The primary purpose of allocating the Stock Acquisition Rights to the Qualified Person is to give the Qualified Person an incentive to contribute towards the improvement of the Sony Group’s business performance and thereby improve the business performance by making the economic interest, which the Qualified Person will receive, correspond to the business performance of the Corporation.

Article 2	(Restrictions under the Terms and Conditions and this Agreement)

The Stock Acquisition Rights shall be subject to the Terms and Conditions and, further, exercise or disposition of the Stock Acquisition Rights shall be subject to certain conditions and restrictions provided for in this Agreement.

Article 3	(Subscription for and Allocation of the Stock Acquisition Rights)

The Qualified Person hereby applies for subscription for the number of Stock Acquisition Rights set forth in the main body of this Agreement, which such Stock Acquisition Rights are to be issued in accordance with the Terms and Conditions, and pursuant to this Agreement, the Corporation allocates such number of the Stock Acquisition Rights to the Qualified Person in accordance with the following terms on December 4, 2012 (hereinafter referred to as the “Allotment Date”).

(1)	Class and number of shares to be issued or transferred upon exercise of each Stock Acquisition Right:

100 shares of common stock of the Corporation

In the event that the Corporation conducts a stock split (including free distribution of shares (musho-wariate)) or a consolidation of the shares of common stock of the Corporation, the number of shares to be issued or transferred upon exercise of each Stock Acquisition Right (hereinafter referred to as the “Number of Granted Shares”) shall be adjusted in accordance with the following formula:

Number of Granted Shares after adjustment	=	Number of Granted Shares before Adjustment	x	Ratio of split or consolidation

Provided, however, that such adjustment shall be made only with respect to the Number of Granted Shares for the Stock Acquisition Rights which have not been exercised at the time of the adjustment.  Any fraction less than one (1) share resulting from the adjustment shall be disregarded.

(2)	Payment in exchange for Stock Acquisition Rights:

The Stock Acquisition Rights are issued without payment of any consideration to the Corporation.

(3)	Amount to be paid in per share to be issued or transferred upon exercise of the Stock Acquisition Rights (hereinafter referred to as the “Exercise Price”) is initially:

932 yen

Provided, however, that if the closing price of shares of common stock of the Corporation in the regular trading thereof on the Tokyo Stock Exchange (hereinafter referred to as the “Closing Price”) on the Allotment Date (if there is no Closing Price on such date, the Closing Price on the immediately preceding trading day) is higher than 932 yen, then the amount equal to the Closing Price on the Allotment Date shall be the initial Exercise Price.  In this case, the Corporation shall notify such initial Exercise Price to the Qualified Person.  The Exercise Price may be adjusted pursuant to the provisions of the Terms and Conditions.

(4)	Period during which the Stock Acquisition Rights may be exercised:

As provided for in Exhibit 3 of this Agreement

Article 4	(Corporation and its Shares)

(1)	Trade name of the Corporation:

SONY CORPORATION

(2)	Total number of shares authorized to be issued by the Corporation:

3,600,000,000 shares

(3)	Number of shares constituting one (1) unit of shares:

100 shares

(4)	Transfer Agent

Mitsubishi UFJ Trust and Banking Corporation

4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

(Business office)         Mitsubishi UFJ Trust and Banking Corporation

Corporate Agency Division

4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

(5)	Application of the Act on Transfer of Bonds, Shares, etc.

The provisions of the Act on Transfer of Bonds, Shares, etc. will apply to shares of common stock of Sony Corporation to be issued or transferred upon exercise of each Stock Acquisition Right.

Article 5	(Restrictions on and Conditions for Exercise of the Stock Acquisition Rights and Prohibition of Disposition)

1.          Notwithstanding Item (4) of Article 3 above, one-third of the aggregate number of the Stock Acquisition Rights allocated to the Qualified Person (any fraction less than one (1) Stock Acquisition Right shall be disregarded) (hereinafter referred to as the “First Exercisable Portion”) is exercisable as from and including the commencement date of the period provided for in Item (4) of Article 3 (hereinafter referred to as the “Commencement Date of Exercisable Period”), half of the number of the Stock Acquisition Rights after deduction of the First Exercisable Portion from the aggregate number of the Stock Acquisition Rights allocated to such Qualified Person (any fraction less than one (1) Stock Acquisition Right shall be disregarded) (hereinafter referred to as the “Second Exercisable Portion”) is exercisable as from and including December 4, 2014 and the balance of the Stock Acquisition Rights after deduction of the First Exercisable Portion and the Second Exercisable Portion from the aggregate number of the Stock Acquisition Rights allocated to such Qualified Person is exercisable as from and including December 4, 2015.

2.          In case that the Qualified Person forfeits either status as a director, corporate executive officer or employee of the Corporation or of group companies of the Corporation (subsidiaries and affiliates of the Corporation as defined in the “Ordinance for Terms, Forms and Preparation Methods of Financial Statements, etc.” under the Japanese Financial Instruments and Exchange Act , hereinafter collectively referred to as the “Sony Group Companies”) by falling under any of the following Items, the exercise of the Stock Acquisition Rights shall be subject to the restrictions provided for in such following Item; provided, however, that in no case may any Stock Acquisition Rights be exercised after the period provided for in Item (4) of Article 3.

(1)	If the Qualified Person is subject to punitive dismissal or resignation under instruction pursuant to the rules of employment of the Corporation or of the Sony Group Companies or removed from office:

The Qualified Person may not exercise the Stock Acquisition Rights on and after the day on which he/she forfeits the status as a director, corporate executive officer or employee of the Corporation or of the Sony Group Companies (hereinafter referred to as the “Status Forfeit Date”);

(2)	If the Qualified Person ceases to be a director, corporate executive officer or employee of the Corporation or of the Sony Group Companies due to his/her death:

Subject to the provision of Article 7, the heir of the Qualified Person may exercise the Stock Acquisition Rights which are exercisable pursuant to Paragraph 1 of this Article as of the Status Forfeit Date (hereinafter referred to as the “Exercisable Stock Acquisition Rights”) until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period), but may not exercise the Stock Acquisition Rights which are not exercisable pursuant to Paragraph 1 of this Article as of the Status Forfeit Date (hereinafter referred to as the “Unexercisable Stock Acquisition Rights”) on and after the Status Forfeit Date; provided, however, that if the Corporation allows the heir of the Qualified Person to exercise the Unexercisable Stock Acquisition Rights, all of the Unexercisable Stock Acquisition Rights shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the heir of the Qualified Person may exercise the Unexercisable Stock Acquisition Rights until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period) subject to the provision of Article 7; and

(3)	If the Qualified Person forfeits the status as a director, corporate executive officer or employee of the Corporation or of the Sony Group Companies due to any other events:

The Qualified Person may exercise the Exercisable Stock Acquisition Rights until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period), but may not exercise the Unexercisable Stock Acquisition Rights on and after the Status Forfeit Date; provided, however, that if the Corporation allows the Qualified Person to exercise the Unexercisable Stock Acquisition Rights, all of the Unexercisable Stock Acquisition Rights shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the Qualified Person may exercise the Unexercisable Stock Acquisition Rights until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period).

3.          The Qualified Person may not exercise the Stock Acquisition Rights in any of the following cases:

(1)
If the Qualified Person works for a competitor of the Corporation or of the Sony Group Companies as such competitor’s officer, employee or consultant, and any of the designated Representative Corporate Executive Officer(s) of the Corporation determines not to permit the exercise by such Qualified Person of the Stock Acquisition Rights allocated to such Qualified Person.

(2)	If the Qualified Person is regarded by the Corporation to have performed any act of disloyalty against the Corporation or the Sony Group Companies.

(3)	If the Qualified Person violates any provision of this Agreement.

4.          The Qualified Person may not be authorized to transfer, pledge or otherwise dispose of all or part of the Stock Acquisition Rights.

5.          In no circumstances shall any Qualified Person request the Corporation to purchase the Stock Acquisition Rights held by him/her.

Article 6	(Procedures for Exercising the Stock Acquisition Rights)

Procedures for exercising the Stock Acquisition Rights shall be provided for in the Terms and Conditions and Exhibit 3 of this Agreement, and in addition, detailed matters concerning such procedures shall be provided for in a “Guide to the Sony Stock Option Program” separately provided and delivered by the Corporation to the Qualified Person no later than the Commencement Date of Exercisable Period.

Article 7	(Inheritance of the Stock Acquisition Rights)

1.          In case that the Qualified Person dies, the heir of such Qualified Person may, pursuant to this Article, other provisions of this Agreement and conditions to be provided separately by the Corporation, succeed to and exercise the outstanding Stock Acquisition Rights; provided, however, that the heir of such Qualified Person may not exercise the Stock Acquisition Rights if such Qualified Person has given a prior written notice to the Corporation in the form prescribed by the Corporation to the effect that such Qualified Person does not allow the heir to exercise the Stock Acquisition Rights.  In case that the Qualified Person dies after he/she forfeits the status as a director, corporate executive officer or employee of the Corporation or of the Sony Group Companies due to any events provided for in each Item of Article 5, Paragraph 2 (excluding Item (2)), the heir of such Qualified Person may exercise the Stock Acquisition Rights during the period from and including such Qualified Person’s Status Forfeit Date to and including the day on which the exercisable period provided for in the said each Item elapses, to the extent that such Qualified Person may exercise as provided for in the said each Item; provided, however, that in no case any Stock Acquisition Rights may be exercised after the period provided for in Item (4) of Article 3.

2.          In case that there are more than one (1) heir of the Qualified Person, the heirs must designate one (1) heir to succeed to the Stock Acquisition Rights (hereinafter referred to as the “Successor”).

3.          In case that the Successor dies, any heir of the Successor may not exercise the Stock Acquisition Rights.

4.          Heirs of the Qualified Person must, in cooperation, file with or submit to the Corporation the following matters and documents immediately after the commencement of the inheritance:

(1)	Certified copy of family register, etc. (Those issued within three (3) months or less are required);

(2)	Seal registration certificate of the heirs (Those issued within three (3) months or less are required);

(3)	Legacy division agreement or any other similar document necessary to certify the division of the legacy;

(4)	Document to verify the name and address of the Successor or in case that the Successor resides outside Japan, his/her contact address in Japan; and

(5)	Any other matters or documents designated by the Corporation.

5.          In case that no agreement in respect of the division of the legacy is reached between or among the heirs of the Qualified Person, heirs of the Qualified Person shall forthwith designate their representative and notify the Corporation to such effect.  In such case, the representative of the heirs shall file with or submit to the Corporation the matters and documents mentioned in the preceding Paragraph as soon as an agreement is reached.

6.          Each provision, excluding this Article, of this Agreement shall be applicable to the Successor to the extent of their meaning.

Article 8	(Taxes and Expenses)

The Qualified Person shall pay all taxes or other governmental charges, which may be imposed in connection with the exercise of the Stock Acquisition Rights, at such Qualified Person’s own expense and responsibility.  This shall apply to all costs and expenses that may arise in connection with the exercise of the Stock Acquisition Rights.

Article 9	(Compliance with Financial Instruments and Exchange Act, Etc.)

1.          The Qualified Person shall, in selling the shares of common stock of the Corporation, which such Qualified Person has acquired upon exercise of the Stock Acquisition Rights, comply with the Financial Instruments and Exchange Act of Japan, any other applicable laws and regulations including but not limited to applicable U.S. laws, and the Rules for Prevention of Insider Trading established by the Corporation.

2.          The Qualified Person shall, in selling the shares of common stock of the Corporation, which such Qualified Person has acquired upon exercise of the Stock Acquisition Rights, confirm in advance with the Legal Division of the Corporation (or any other department of the Corporation in charge of such matters at the time), whether or not such sale will contravene Articles 166 and/or 167 (provisions relating to insider trading) of the Financial Instruments and Exchange Act of Japan.

Article 10	(Treatment in Events of Corporate Transaction)

1.          In the event of any corporate transaction excluding (a) a consolidation, amalgamation or merger in which the Corporation is not the continuing corporation, or (b) share exchange (kabushiki-kokan) or share transfer (kabushiki-iten) pursuant to which the Corporation is to become a wholly-owned subsidiary of another corporation involving the Corporation, including a dissolution or liquidation of the Corporation, a sale of all or substantially all of the Corporation’s assets, a corporate split, or any other similar transaction, the Corporation may (x) cause the entity resulting from such transaction to execute an agreement providing that a holder of the Stock Acquisition Rights shall have the right during the term to exercise the Stock Acquisition Rights and upon the exercise of the Stock Acquisition Rights to receive the class and amount of shares and other securities and property receivable upon such transaction by a holder of the number of shares in respect of which the Stock Acquisition Rights could have been exercised immediately prior to such transaction or (y) prevent from being exercised, effective immediately upon the occurrence of such transaction, each Stock Acquisition Right outstanding immediately prior to such transaction (whether or not then exercisable).

2.          In the event that the Corporation enters into a definitive agreement or makes a decision by board resolution or by shareholder approval at the shareholders’ meeting to effectuate one (1) or more of the transactions or events described in the immediately preceding Paragraph, the Corporation may provide not less than twenty days advance notice to the Qualified Person from the consummation of such transaction or event and give the Qualified Person the opportunity to exercise their Stock Acquisition Rights (whether or not such Stock Acquisition Rights are then vested or exercisable), immediately prior to, and subject to, the consummation of such transaction or event.

Article 11	(Condition Subsequent)

This Agreement shall terminate, automatically, without any procedures being taken, in the event that the Qualified Person is not in the position of director, corporate executive officer, or employee of the Corporation or of the Sony Group Companies on the Allotment Date.

Article 12	(Compliance with Foreign Laws and Regulations)

1.          If it is necessary for the reason that the Qualified Person is deemed a resident of any country other than Japan or for any other reason so that, pursuant to any laws or regulations (including those of any country other than Japan) applicable to such Qualified Person, such Qualified Person or the Corporation shall be required to perform or comply with certain procedures for allocating, holding or exercising the Stock Acquisition Rights thereunder, such Qualified Person shall notify the Corporation in advance of the necessity to perform or comply with such procedures and the contents thereof, and perform or comply with such procedures that are required to be performed or complied with by such Qualified Person himself or herself, and request the Corporation to perform or comply with the procedures that are required to be performed or complied with by the Corporation (hereinafter referred to as the “Corporation’s Procedures”).  In case that the request shall be made by the Qualified Person for the Corporation to perform or comply with the Corporation’s Procedures, the Corporation shall independently consider the necessity for the performance or compliance, and, if the Corporation shall come to the conclusion that it is necessary to do so, it shall perform or comply with the Corporation’s Procedures.

2.          The Qualified Person shall pay for all expenses, which may arise in connection with the procedures provided for in the immediately preceding Paragraph, and shall keep the Corporation fully indemnified against all such costs, expenses and damages, which may arise or which the Corporation may incur in connection with such procedures.

Article 13	(Amendment to this Agreement and Treatment of Matters Not Provided for in this Agreement)

1.          If it is found that this Agreement is not in compliance with the Companies Act, the Financial Instruments and Exchange Act, the Income Tax Act, the Corporation Tax Act or any other related laws or regulations of Japan, or if this Agreement becomes not in compliance therewith as a result of amendments thereto which become effective after the conclusion of this Agreement, the Corporation may, with notice to the Qualified Person, adequately establish, amend or eliminate the subject provisions.

2.          With respect to matters not provided for in this Agreement or the “Guide to the Sony Stock Option Program”, such matters shall be determined by consultation in good faith between the Corporation and the Qualified Person.  In the event that the Qualified Person rejects such consultation, or in the event that such consultation fails to bring an agreement, such matters shall be decided by the Corporation.

Article 14	(Manner of Notice)

Notices by the Corporation to the Qualified Person under the Terms and Conditions and this Agreement shall be made in any of the following manners:

(1)	delivering (including mailing) a written notice to the address of the Qualified Person set forth in the register of the Stock Acquisition Rights;

(2)
sending documents to the Qualified Person at his/her department in the Corporation (including any Sony Group Company) or sending electronic data to the e-mail address of the Qualified Person at the Corporation (including any Sony Group Company); or

(3)	giving notice on the web site of the Corporation (including any Sony Group Company).

Article 15	(Governing Law and Jurisdiction)

This Agreement shall be governed by and construed in accordance with the laws of Japan.  The Tokyo District Court shall have the exclusive jurisdiction for settling any and all disputes that arise under or in connection with this Agreement.

(English translation)

(24th Series Overseas Participants (Excluding U.S.))

AGREEMENT CONCERNING
ALLOCATION OF THE STOCK ACQUISITION RIGHTS
OF SONY CORPORATION
FOR THE FISCAL YEAR 2012

SONY CORPORATION (hereinafter referred to as the “Corporation”) and ___________________ (hereinafter referred to as the “Qualified Person”) enter into this Agreement as set forth in Exhibit 1 in connection with the allocation of the stock acquisition rights (hereinafter referred to as the “Stock Acquisition Rights”) to be issued by the Corporation pursuant to the provisions of the terms and conditions of the Stock Acquisition Rights (hereinafter referred to as the “Terms and Conditions”) set forth in Exhibit 2 attached hereto and pursuant to the special resolution adopted at the 95th Ordinary General Meeting of Shareholders held on June 27, 2012, the resolution adopted at the meeting of the Board of Directors held on October 31, 2012 and the determination of the Representative Corporate Executive Officer, President and CEO on November 14, 2012.

The number of Stock Acquisition Rights that the Qualified Person is to apply for the subscription for in accordance with Article 3 of Exhibit 1 and that the Corporation is to allocate to the Qualified Person shall be __________.

IN WITNESS WHEREOF, two (2) originals of this Agreement have been prepared and executed by seal impressions or signatures by the Corporation and the Qualified Person, each party retaining one (1) original.

December 3, 2012

SONY CORPORATION
7-1, Konan 1-chome, Minato-ku, Tokyo

By: ________________________________
Kazuo Hirai
President and Chief Executive Officer,
Representative Corporate Executive Officer

QUALIFIED PERSON

By: ________________________________
Name:
Address:

Exhibit 1

The terms and conditions of the Agreement Concerning Allocation of the Stock Acquisition Rights of Sony Corporation for the Fiscal Year 2012 (including exhibits; hereinafter referred to as this “Agreement”) shall be as follows.  Unless otherwise provided for, the terms used in this Exhibit 1 shall have the same meaning as the terms used in the main body of this Agreement.

Article 1	(Purpose)

The primary purpose of allocating the Stock Acquisition Rights to the Qualified Person is to give the Qualified Person an incentive to contribute towards the improvement of the Sony Group’s business performance and thereby improve the business performance by making the economic interest, which the Qualified Person will receive, correspond to the business performance of the Corporation.

Article 2	(Restrictions under the Terms and Conditions and this Agreement)

The Stock Acquisition Rights shall be subject to the Terms and Conditions and, further, exercise or disposition of the Stock Acquisition Rights shall be subject to certain conditions and restrictions provided for in this Agreement.

Article 3	(Subscription for and Allocation of the Stock Acquisition Rights)

The Qualified Person hereby applies for subscription for the number of Stock Acquisition Rights set forth in the main body of this Agreement, which such Stock Acquisition Rights are to be issued in accordance with the Terms and Conditions, and pursuant to this Agreement, the Corporation allocates such number of the Stock Acquisition Rights to the Qualified Person in accordance with the following terms on December 4, 2012 (hereinafter referred to as the “Allotment Date”).

(1)	Class and number of shares to be issued or transferred upon exercise of each Stock Acquisition Right:

100 shares of common stock of the Corporation

In the event that the Corporation conducts a stock split (including free distribution of shares (musho-wariate)) or a consolidation of the shares of common stock of the Corporation, the number of shares to be issued or transferred upon exercise of each Stock Acquisition Right (hereinafter referred to as the “Number of Granted Shares”) shall be adjusted in accordance with the following formula:

Number of Granted Shares after adjustment	=	Number of Granted Shares before Adjustment	x	Ratio of split or consolidation

Provided, however, that such adjustment shall be made only with respect to the Number of Granted Shares for the Stock Acquisition Rights which have not been exercised at the time of the adjustment.  Any fraction less than one (1) share resulting from the adjustment shall be disregarded.

(2)	Payment in exchange for Stock Acquisition Rights:

The Stock Acquisition Rights are issued without payment of any consideration to the Corporation.

(3)	Amount to be paid in per share to be issued or transferred upon exercise of the Stock Acquisition Rights (hereinafter referred to as the “Exercise Price”) is initially:

932 yen

Provided, however, that if the closing price of shares of common stock of the Corporation in the regular trading thereof on the Tokyo Stock Exchange (hereinafter referred to as the “Closing Price”) on the Allotment Date (if there is no Closing Price on such date, the Closing Price on the immediately preceding trading day) is higher than 932 yen, then the amount equal to the Closing Price on the Allotment Date shall be the initial Exercise Price.  In this case, the Corporation shall notify such initial Exercise Price to the Qualified Person.  The Exercise Price may be adjusted pursuant to the provisions of the Terms and Conditions.

(4)	Period during which the Stock Acquisition Rights may be exercised:

As provided for in Exhibit 3 of this Agreement

Article 4	(Corporation and its Shares)

(1)	Trade name of the Corporation:

SONY CORPORATION

(2)	Total number of shares authorized to be issued by the Corporation:

3,600,000,000 shares

(3)	Number of shares constituting one (1) unit of shares:

100 shares

(4)	Transfer Agent

Mitsubishi UFJ Trust and Banking Corporation

4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

(Business office)                                    Mitsubishi UFJ Trust and Banking Corporation

Corporate Agency Division

4-5, Marunouchi 1-chome, Chiyoda-ku, Tokyo

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(5)	Application of the Act on Transfer of Bonds, Shares, etc.

The provisions of the Act on Transfer of Bonds, Shares, etc. will apply to shares of common stock of Sony Corporation to be issued or transferred upon exercise of each Stock Acquisition Right.

Article 5	(Restrictions on and Conditions for Exercise of the Stock Acquisition Rights and Prohibition of Disposition)

1.          Notwithstanding Item (4) of Article 3 above, one-third of the aggregate number of the Stock Acquisition Rights allocated to the Qualified Person (any fraction less than one (1) Stock Acquisition Right shall be disregarded) (hereinafter referred to as the “First Exercisable Portion”) is exercisable as from and including the commencement date of the period provided for in Item (4) of Article 3 (hereinafter referred to as the “Commencement Date of Exercisable Period”), half of the number of the Stock Acquisition Rights after deduction of the First Exercisable Portion from the aggregate number of the Stock Acquisition Rights allocated to such Qualified Person (any fraction less than one (1) Stock Acquisition Right shall be disregarded) (hereinafter referred to as the “Second Exercisable Portion”) is exercisable as from and including December 4, 2014 and the balance of the Stock Acquisition Rights after deduction of the First Exercisable Portion and the Second Exercisable Portion from the aggregate number of the Stock Acquisition Rights allocated to such Qualified Person is exercisable as from and including December 4, 2015.

2.          In case that the Qualified Person forfeits either status as a director, corporate executive officer or employee of the Corporation or of group companies of the Corporation (subsidiaries and affiliates of the Corporation as defined in the “Ordinance for Terms, Forms and Preparation Methods of Financial Statements, etc.” under the Japanese Financial Instruments and Exchange Act, hereinafter collectively referred to as the “Sony Group Companies”) by falling under any of the following Items, the exercise of the Stock Acquisition Rights shall be subject to the restrictions provided for in such following Item; provided, however, that in no case may any Stock Acquisition Rights be exercised after the period provided for in Item (4) of Article 3.

(1)	If the Qualified Person is subject to punitive dismissal or resignation under instruction pursuant to the rules of employment of the Corporation or of the Sony Group Companies or removed from office:

The Qualified Person may not exercise the Stock Acquisition Rights on and after the day on which he/she forfeits the status as a director, corporate executive officer or employee of the Corporation or of the Sony Group Companies (hereinafter referred to as the “Status Forfeit Date”);

(2)	If the Qualified Person ceases to be a director, corporate executive officer or employee of the Corporation or of the Sony Group Companies due to his/her death:

Subject to the provision of Article 7, the heir of the Qualified Person may exercise the Stock Acquisition Rights which are exercisable pursuant to Paragraph 1 of this Article as of the Status Forfeit Date (hereinafter referred to as the “Exercisable Stock Acquisition Rights”) until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period), but may not exercise the Stock Acquisition Rights which are not exercisable pursuant to Paragraph 1 of this Article as of the Status Forfeit Date (hereinafter referred to as the “Unexercisable Stock Acquisition Rights”) on and after the Status Forfeit Date; provided, however, that if the Corporation allows the heir of the Qualified Person to exercise the Unexercisable Stock Acquisition Rights, all of the Unexercisable Stock Acquisition Rights shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the heir of the Qualified Person may exercise the Unexercisable Stock Acquisition Rights until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period) subject to the provision of Article 7; and

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(3)	If the Qualified Person forfeits the status as a director, corporate executive officer or employee of the Corporation or of the Sony Group Companies due to any other events:

The Qualified Person may exercise the Exercisable Stock Acquisition Rights until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period), but may not exercise the Unexercisable Stock Acquisition Rights on and after the Status Forfeit Date; provided, however, that if the Corporation allows the Qualified Person to exercise the Unexercisable Stock Acquisition Rights, all of the Unexercisable Stock Acquisition Rights shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the Qualified Person may exercise the Unexercisable Stock Acquisition Rights until and including the last day of the one (1) year period commencing on the date immediately following the Status Forfeit Date (if the last day of this one (1) year period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period).

3.          The Qualified Person may not exercise the Stock Acquisition Rights in any of the following cases:

(1)
If the Qualified Person works for a competitor of the Corporation or of the Sony Group Companies as such competitor’s officer, employee or consultant, and any of the designated Representative Corporate Executive Officer(s) of the Corporation determines not to permit the exercise by such Qualified Person of the Stock Acquisition Rights allocated to such Qualified Person.

(2)	If the Qualified Person is regarded by the Corporation to have performed any act of disloyalty against the Corporation or the Sony Group Companies.

(3)	If the Qualified Person violates any provision of this Agreement.

4.          The Qualified Person may not be authorized to transfer, pledge or otherwise dispose of all or part of the Stock Acquisition Rights.

5.          In no circumstances shall any Qualified Person request the Corporation to purchase the Stock Acquisition Rights held by him/her.

Article 6	(Procedures for Exercising the Stock Acquisition Rights)

Procedures for exercising the Stock Acquisition Rights shall be provided for in the Terms and Conditions and Exhibit 3 of this Agreement, and in addition, detailed matters concerning such procedures shall be provided for in a “Guide to the Sony Stock Option Program” separately provided and delivered by the Corporation to the Qualified Person no later than the Commencement Date of Exercisable Period.

Article 7	(Inheritance of the Stock Acquisition Rights)

1.          In case that the Qualified Person dies, the heir of such Qualified Person may, pursuant to this Article, other provisions of this Agreement and conditions to be provided separately by the Corporation, succeed to and exercise the outstanding Stock Acquisition Rights; provided, however, that the heir of such Qualified Person may not exercise the Stock Acquisition Rights if such Qualified Person has given a prior written notice to the Corporation in the form prescribed by the Corporation to the effect that such Qualified Person does not allow the heir to exercise the Stock Acquisition Rights.  In case that the Qualified Person dies after he/she forfeits the status as a director, corporate executive officer or employee of the Corporation or of the Sony Group Companies due to any events provided for in each Item of Article 5, Paragraph 2 (excluding Item (2)), the heir of such Qualified Person may exercise the Stock Acquisition Rights during the period from and including such Qualified Person’s Status Forfeit Date to and including the day on which the exercisable period provided for in the said each Item elapses, to the extent that such Qualified Person may exercise as provided for in the said each Item; provided, however, that in no case any Stock Acquisition Rights may be exercised after the period provided for in Item (4) of Article 3.

2.          In case that there are more than one (1) heir of the Qualified Person, the heirs must designate one (1) heir to succeed to the Stock Acquisition Rights (hereinafter referred to as the “Successor”).

3.          In case that the Successor dies, any heir of the Successor may not exercise the Stock Acquisition Rights.

4.          Heirs of the Qualified Person must, in cooperation, file with or submit to the Corporation the following matters and documents immediately after the commencement of the inheritance:

(1)	Certified copy of family register, etc. (Those issued within three (3) months or less are required);

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(2)	Seal registration certificate of the heirs (Those issued within three (3) months or less are required);

(3)	Legacy division agreement or any other similar document necessary to certify the division of the legacy;

(4)	Document to verify the name and address of the Successor or in case that the Successor resides outside Japan, his/her contact address in Japan; and

(5)	Any other matters or documents designated by the Corporation.

5.          In case that no agreement in respect of the division of the legacy is reached between or among the heirs of the Qualified Person, heirs of the Qualified Person shall forthwith designate their representative and notify the Corporation to such effect.  In such case, the representative of the heirs shall file with or submit to the Corporation the matters and documents mentioned in the preceding Paragraph as soon as an agreement is reached.

6.          Each provision, excluding this Article, of this Agreement shall be applicable to the Successor to the extent of their meaning.

Article 8	(Taxes and Expenses)

The Qualified Person shall pay all taxes or other governmental charges, which may be imposed in connection with the exercise of the Stock Acquisition Rights, at such Qualified Person’s own expense and responsibility.  This shall apply to all costs and expenses that may arise in connection with the exercise of the Stock Acquisition Rights.

Article 9	(Compliance with Financial Instruments and Exchange Act, Etc.)

1.          The Qualified Person shall, in selling the shares of common stock of the Corporation, which such Qualified Person has acquired upon exercise of the Stock Acquisition Rights, comply with the Financial Instruments and Exchange Act of Japan, any other applicable laws and regulations including but not limited to applicable U.S. laws, and the Rules for Prevention of Insider Trading established by the Corporation.

2.          The Qualified Person shall, in selling the shares of common stock of the Corporation, which such Qualified Person has acquired upon exercise of the Stock Acquisition Rights, confirm in advance with the Legal Division of the Corporation (or any other department of the Corporation in charge of such matters at the time), whether or not such sale will contravene Articles 166 and/or 167 (provisions relating to insider trading) of the Financial Instruments and Exchange Act of Japan.

Article 10	(Treatment in Events of Corporate Transaction)

1.          In the event of any corporate transaction excluding (a) a consolidation, amalgamation or merger in which the Corporation is not the continuing corporation, or (b) share exchange (kabushiki-kokan) or share transfer (kabushiki-iten) pursuant to which the Corporation is to become a wholly-owned subsidiary of another corporation involving the Corporation, including a dissolution or liquidation of the Corporation, a sale of all or substantially all of the Corporation’s assets, a corporate split, or any other similar transaction, the Corporation may (x) cause the entity resulting from such transaction to execute an agreement providing that a holder of the Stock Acquisition Rights shall have the right during the term to exercise the Stock Acquisition Rights and upon the exercise of the Stock Acquisition Rights to receive the class and amount of shares and other securities and property receivable upon such transaction by a holder of the number of shares in respect of which the Stock Acquisition Rights could have been exercised immediately prior to such transaction or (y) prevent from being exercised, effective immediately upon the occurrence of such transaction, each Stock Acquisition Right outstanding immediately prior to such transaction (whether or not then exercisable).

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2.          In the event that the Corporation enters into a definitive agreement or makes a decision by board resolution or by shareholder approval at the shareholders’ meeting to effectuate one (1) or more of the transactions or events described in the immediately preceding Paragraph, the Corporation may provide not less than twenty days advance notice to the Qualified Person from the consummation of such transaction or event and give the Qualified Person the opportunity to exercise their Stock Acquisition Rights (whether or not such Stock Acquisition Rights are then vested or exercisable), immediately prior to, and subject to, the consummation of such transaction or event.

Article 11	(Condition Subsequent)

This Agreement shall terminate, automatically, without any procedures being taken, in the event that the Qualified Person is not in the position of director, corporate executive officer, or employee of the Corporation or of the Sony Group Companies on the Allotment Date.

Article 12	(Compliance with Foreign Laws and Regulations)

1.          If it is necessary for the reason that the Qualified Person is deemed a resident of any country other than Japan or for any other reason so that, pursuant to any laws or regulations (including those of any country other than Japan) applicable to such Qualified Person, such Qualified Person or the Corporation shall be required to perform or comply with certain procedures for allocating, holding or exercising the Stock Acquisition Rights thereunder, such Qualified Person shall notify the Corporation in advance of the necessity to perform or comply with such procedures and the contents thereof, and perform or comply with such procedures that are required to be performed or complied with by such Qualified Person himself or herself, and request the Corporation to perform or comply with the procedures that are required to be performed or complied with by the Corporation (hereinafter referred to as the “Corporation’s Procedures”).  In case that the request shall be made by the Qualified Person for the Corporation to perform or comply with the Corporation’s Procedures, the Corporation shall independently consider the necessity for the performance or compliance, and, if the Corporation shall come to the conclusion that it is necessary to do so, it shall perform or comply with the Corporation’s Procedures.

2.          The Qualified Person shall pay for all expenses, which may arise in connection with the procedures provided for in the immediately preceding Paragraph, and shall keep the Corporation fully indemnified against all such costs, expenses and damages, which may arise or which the Corporation may incur in connection with such procedures.

Article 13	(Representations, Warranties, Covenants and Confirmations)

The Qualified Person shall represent, warrant, covenant and confirm the matters set forth in Exhibit 4 of this Agreement for the benefit of the Corporation.  The following terms included in Exhibit 4 shall have the following meaning:

“Allocation Agreement” means this Agreement;

“Corporation” means the Corporation;

“Qualified Person” means the Qualified Person; and

“Option” means the Stock Acquisition Rights.

Article 14	(Amendment to this Agreement and Treatment of Matters Not Provided for in this Agreement)

1.          If it is found that this Agreement is not in compliance with the Companies Act, the Financial Instruments and Exchange Act, the Income Tax Act, the Corporation Tax Act or any other related laws or regulations of Japan, or if this Agreement becomes not in compliance therewith as a result of amendments thereto which become effective after the conclusion of this Agreement, the Corporation may, with notice to the Qualified Person, adequately establish, amend or eliminate the subject provisions.

2.          With respect to matters not provided for in this Agreement or the “Guide to the Sony Stock Option Program”, such matters shall be determined by consultation in good faith between the Corporation and the Qualified Person.  In the event that the Qualified Person rejects such consultation, or in the event that such consultation fails to bring an agreement, such matters shall be decided by the Corporation.

Article 15	(Manner of Notice)

Notices by the Corporation to the Qualified Person under the Terms and Conditions and this Agreement shall be made in any of the following manners:

(1)	delivering (including mailing) a written notice to the address of the Qualified Person set forth in the register of the Stock Acquisition Rights;

(2)
sending documents to the Qualified Person at his/her department in the Corporation (including any Sony Group Company) or sending electronic data to the e-mail address of the Qualified Person at the Corporation (including any Sony Group Company); or

(3)	giving notice on the web site of the Corporation (including any Sony Group Company).

Article 16	(Governing Law and Jurisdiction)

This Agreement shall be governed by and construed in accordance with the laws of Japan.  The Tokyo District Court shall have the exclusive jurisdiction for settling any and all disputes that arise under or in connection with this Agreement.

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(English translation)

Exhibit 2

TERMS AND CONDITIONS OF THE TWENTY-FOURTH SERIES OF
STOCK ACQUISITION RIGHTS
FOR SHARES OF COMMON STOCK OF SONY CORPORATION

These terms and conditions of the stock acquisition rights shall apply to the Twenty-Fourth Series of Stock Acquisition Rights for Shares of Common Stock (hereinafter referred to as the “Stock Acquisition Rights”) of Sony Corporation (hereinafter referred to as the “Corporation”) issued on December 4, 2012 by the Corporation in accordance with the special resolution adopted at the 95th Ordinary General Meeting of Shareholders held on June 27, 2012, the resolution adopted at the meeting of the Board of Directors held on October 31, 2012 and the determination of the Representative Corporate Executive Officer, President and CEO on November 14, 2012:

1. Aggregate Number of Stock Acquisition Rights	7,387
2. Class and Number of Shares to be Issued or Transferred upon Exercise of Stock Acquisition Rights
The class of shares to be issued or transferred upon exercise of the Stock Acquisition Rights shall be shares of common stock, and the number of shares to be issued or transferred upon exercise of each Stock Acquisition Right (hereinafter referred to as the “Number of Granted Shares”) shall be 100 shares.

The aggregate number of shares to be issued or transferred upon exercise of the Stock Acquisition Rights shall be 738,700 shares of common stock of the Corporation (hereinafter referred to as the “Common Stock”).  However, in the event that the Number of Granted Shares is adjusted pursuant to Condition 3 below, the aggregate number of shares to be issued or transferred upon exercise of the Stock Acquisition Rights shall be adjusted to the number obtained by multiplying the Number of Granted Shares after adjustment by the aggregate number of the Stock Acquisition Rights as prescribed in Condition 1 above.

3. Adjustment of Number of Granted Shares
(1) In the event that the Corporation conducts a stock split (including free distribution of shares (musho-wariate)) or consolidation of the Common Stock, the Number of Granted Shares shall be adjusted in accordance with the following formula:

	Number of Granted Shares after adjustment	=	Number of Granted Shares before adjustment		x	Ratio of split or consolidation
(2) An adjustment to the Number of Granted Shares under the immediately preceding Item shall be made only with respect to the Number of Granted Shares for the Stock Acquisition Rights which have not been exercised at the time of the adjustment. 　Any fraction less than one (1) share resulting from the adjustment shall be disregarded.

(3) The effective date of the Number of Granted Shares after adjustment shall be the same day as the date on which the Exercise Price after adjustment becomes effective as provided for in Item (2) of Condition 7 with regard to the adjustment of the Exercise Price pursuant to Condition 7 for the same reason as the adjustment of the Number of Granted Shares.

(4) When the Number of Granted Shares is adjusted, the Corporation shall give notice of necessary matters to each holder of the Stock Acquisition Rights registered in the register of Stock Acquisition Rights, no later than the day immediately preceding the effective date of the Number of Granted Shares after adjustment; provided, however, that if the Corporation is unable to give such notice no later than the day immediately preceding such effective date, the Corporation shall promptly give such notice on or after such effective date.

4. Payment in exchange for Stock Acquisition Rights	The Stock Acquisition Rights are issued without payment of any consideration to the Corporation.
5. Allotment Date of Stock Acquisition Rights	December 4, 2012 (hereinafter referred to as the “Allotment Date”)
6. Amount of Assets to be Contributed upon Exercise of Stock Acquisition Rights
The amount of assets to be contributed upon exercise of the Stock Acquisition Rights shall be the amount obtained by multiplying the amount to be paid per share to be issued or transferred upon exercise of the Stock Acquisition Rights (hereinafter referred to as the “Exercise Price”) by the Number of Granted Shares.  The Exercise Price is initially 932 yen.

Provided, however, that if the closing price of the Common Stock in the regular trading thereof on the Tokyo Stock Exchange (hereinafter referred to as the “Closing Price”) on the Allotment Date (if there is no Closing Price on such date, the Closing Price on the immediately preceding trading day) is higher than 932 yen, then the amount equal to the Closing Price on the Allotment Date shall be the initial Exercise Price.

7. Adjustment of Exercise Price
(1) In the event that the Corporation conducts a stock split (including free distribution of shares (musho-wariate)) or consolidation of the Common Stock after the Allotment Date of the Stock Acquisition Rights, the Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one (1) yen resulting from the adjustment shall be rounded up to the nearest one (1) yen:

	Exercise Price after adjustment	=	Exercise Price before adjustment	×	1
Ratio of split or consolidation

(2) In the case that the Exercise Price is adjusted pursuant to the immediately preceding Item, the effective date of the Exercise Price after adjustment shall be as set forth below:

The Exercise Price after adjustment shall become effective, in the case of a stock split, on and after the day immediately following the record date for such stock split, and in the case of a stock consolidation, on and after the effective date thereof.

(3) In addition to the cases in Item (1) of this Condition where the Exercise Price is required to be adjusted, the Exercise Price shall be adjusted in a manner deemed to be appropriate by the Corporation in the following cases.

(i)    When the Exercise Price is required to be adjusted due to a merger, corporate split (split by new incorporation or by absorption) or reduction of the amount of capital of the Corporation.

(ii)   In addition to Item (i) above, when the Exercise Price is required to be adjusted due to the occurrence of an event that causes or may cause a change in the total number of the issued Common Stock.

(4) When the Exercise Price is adjusted, the Corporation shall give notice of necessary matters to each holder of the Stock Acquisition Rights registered in the register of Stock Acquisition Rights, no later than the day immediately preceding the effective date of the Exercise Price after adjustment; provided, however, that if the Corporation is unable to give such notice no later than the day immediately preceding such effective date, the Corporation shall promptly give such notice on or after such effective date.

8. Period during which Stock Acquisition Rights May be Exercised
From and including December 4, 2013, up to and including December 3, 2022.  If the last day of such period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period.

9. Conditions for Exercise of Stock Acquisition Rights
(1) No Stock Acquisition Right may be exercised in part.

(2) In the event of a resolution being passed at a general meeting of shareholders of the Corporation for an agreement for any consolidation, amalgamation or merger (other than a consolidation, amalgamation or merger in which the Corporation is the continuing corporation), or in the event of a resolution being passed at a general meeting of shareholders of the Corporation (or, where a resolution of a general meeting of shareholders is not necessary, at a meeting of the Board of Directors of the Corporation) for any agreement for share exchange (kabushiki-kokan) or any plan for share transfer (kabushiki-iten) pursuant to which the Corporation is to become a wholly-owned subsidiary of another corporation, the Stock Acquisition Rights may not be exercised on and after the effective date of such consolidation, amalgamation or merger, such share exchange (kabushiki-kokan), or such share transfer (kabushiki-iten).

10. Restrictions under the U.S. Securities Act and Other Matters
The Corporation shall not be obligated to effect the registration pursuant to the U.S. Securities Act of 1933, as amended, of any Common Stock to be issued or transferred upon exercise of the Stock Acquisition Rights or to effect similar compliance under any similar laws.  Notwithstanding anything herein to the contrary, the Corporation shall not be obligated to issue or cause to be issued or delivered any Common Stock pursuant to these terms and conditions unless and until the Corporation is advised by its legal counsel that the issuance and delivery of such Common Stock is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which the Common Stock is traded.  The Corporation may require, as a condition to the issuance and transfer of the Common Stock pursuant to these terms and conditions, that the recipient of such Common Stock make such covenants, agreements and representations, and that records and any other documentation of such Common Stock bear such legends, as the Corporation deems necessary or desirable.  The exercise of any Stock Acquisition Right granted hereunder shall only become effective at such time as counsel to the Corporation shall have determined that the issuance and transfer of the Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which the Common Stock is traded.

The Corporation may, in its sole discretion, defer the effectiveness of the exercise of a Stock Acquisition Right granted hereunder to allow the issuance and transfer of the Common Stock upon such exercise to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws.  The Corporation shall inform the holder of such Stock Acquisition Right in writing of the decision to defer the effectiveness of the exercise of such Stock Acquisition Right granted hereunder.  During the period that the effectiveness of the exercise of a Stock Acquisition Right has been deferred, the holder of such Stock Acquisition Right may, by a written notice, withdraw such exercise and obtain the refund of any amounts paid in connection with such exercise.

11. Mandatory Repurchase of Stock Acquisition Rights	Not applicable.
12. Restrictions on Acquisition of Stock Acquisition Rights through Transfer	The Stock Acquisition Rights cannot be acquired through transfer, unless such acquisition is expressly approved by the Board of Directors of the Corporation.
13. Application for Exercise of Stock Acquisition Rights and Manner of Payment
(1) In the case of exercise of the Stock Acquisition Rights, the holder of the Stock Acquisition Rights shall fill in necessary matters on the “Application Form for Exercise of the Stock Acquisition Rights” in the form designated by the Corporation, and shall submit such application form (including application for exercise of the Stock Acquisition Rights in an electromagnetic manner) to the place where applications for exercise of the Stock Acquisition Rights are made as provided for in Condition 14, after affixing his or her name and seal or signature (including electronic signature) thereon.  The Application Form for Exercise of the Stock Acquisition Rights shall be accepted at the place where applications for exercise of the Stock Acquisition Rights are made only on a business day at such place.

(2) With submission of the Application Form for Exercise of the Stock Acquisition Rights as provided in (1) above, the entire amount of the Exercise Price to be paid in upon exercise of the Stock Acquisition Rights (hereinafter referred to as the “Amount of Payment”) shall be paid in cash to an account designated by the Corporation (hereinafter referred to as the “Designated Account”) at the payment handling place provided for in Condition 15 at or before the date and time designated by the Corporation.

(3) Any holder of the Stock Acquisition Rights who has submitted the documents required for exercise of the Stock Acquisition Rights to the place where applications for exercise of the Stock Acquisition Rights are made, may not cancel such exercise thereafter.

14. Place where Applications for Exercise of Stock Acquisition Rights are Made	Corporate Human Resources (or any division in charge of the relevant service from time to time) of Sony Corporation.
15. Payment Handling Place on Exercise of Stock Acquisition Rights	Sumitomo Mitsui Banking Corporation, Head Office (or any successor bank of such bank from time to time and/or any successor office of such office).
16. Effective Date and Time of Exercise of Stock Acquisition Rights
The exercise of the Stock Acquisition Rights shall become effective when an Application Form for Exercise of the Stock Acquisition Rights referred to in Item (1) of Condition 13 which is accepted at the place where applications for exercise of the Stock Acquisition Rights are made are delivered to the payment handling place provided for in Condition 15 and the Amount of Payment is duly paid to the Designated Account.

17. Matters concerning the Amount of Capital and the Additional Paid-in Capital Increased by the Issuance of Shares upon Exercise of Stock Acquisition Rights
(1) The amount of capital increased by the issuance of shares upon exercise of the Stock Acquisition Rights shall be the amount obtained by multiplying the maximum limit of capital increase, as calculated in accordance with the provisions of Paragraph 1, Article 17 of the Company Accounting Ordinance of Japan, by 0.5, and any fraction less than one (1) yen arising as a result of such calculation shall be rounded up to the nearest one (1) yen.

(2) The amount of additional paid-in capital increased by the issuance of shares upon exercise of the Stock Acquisition Rights shall be the amount obtained by deducting the capital to be increased, as provided in (1) above, from the maximum limit of capital increase, as also provided in (1) above.

18. Handling of Matters Relating to Abolition of Unit Share System
In the case that the Corporation abolishes the unit share system after the Allotment Date of the Stock Acquisition Rights, the Corporation may take necessary measures for handling the related matters thereto in a manner deemed as appropriate by the Corporation in accordance with the provisions of the Companies Act of Japan and consistent with these terms and conditions.

19. Handling of Matters Relating to Amendments to Companies Act, and other Laws and Regulations
In the case that provisions of the Companies Act of Japan and/or other Japanese laws and regulations relating to the shares or the stock acquisition rights are amended after the Allotment Date of the Stock Acquisition Rights, the Corporation may take necessary measures for handling the matters relating thereto in a manner deemed as appropriate by the Corporation in accordance with the provisions of the Companies Act of Japan and/or other Japanese laws and regulations then in effect and consistent with these terms and conditions.

(English translation)

Exhibit 3
EXERCISE PERIOD (TAX INELIGIBLE)

Set forth below are the provisions concerning the conditions and restrictions of exercise or disposition of the Stock Acquisition Rights provided for in Article 2 of Exhibit 1 of the Agreement Concerning Allocation of the Stock Acquisition Rights of Sony Corporation for the Fiscal Year 2012 (including exhibits; hereinafter referred to as the “Agreement”) and the period during which the Stock Acquisition Rights may be exercised, which is provided for in Item (4) of Article 3 of Exhibit 1 of the Agreement.  Unless otherwise provided for, the terms used in this Exhibit 3 shall have the same meaning as used in the main body and Exhibit 1 of the Agreement.

1.          (Period during which the Stock Acquisition Rights may be exercised)

The Qualified Person may exercise the Stock Acquisition Rights during the period from and including December 4, 2013 to and including December 3, 2022 (if the last day of such period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period, subject to the restriction of exercise provided for in Paragraph 1 of Article 5 of Exhibit 1 of the Agreement.).

2.          (Method of delivery of shares)

The shares that the Qualified Person acquires upon exercise of the Stock Acquisition Rights shall be delivered through the account which the Qualified Person opens in his/her name at a sales office or a business office of a financial instruments business operators, etc. for writing or record in a transfer account book or custody of the shares with respect to the stock option pursuant to the arrangements for writing or record in a transfer account book or delegation of custody of the shares entered into between the Corporation and such financial instruments business operators, etc.  Information on such financial instruments business operators, etc. is described in the “Guide to the Sony Stock Option Program” provided for in Article 6 of Exhibit 1 of the Agreement.

(English translation)

Exhibit 3
EXERCISE PERIOD (TAX ELIGIBLE)

Set forth below are the provisions concerning the conditions and restrictions of exercise or disposition of the Stock Acquisition Rights provided for in Article 2 of Exhibit 1 of the Agreement Concerning Allocation of the Stock Acquisition Rights of Sony Corporation for the Fiscal Year 2012 (including exhibits; hereinafter referred to as the “Agreement”) and the period during which the Stock Acquisition Rights may be exercised provided for in Item (4) of Article 3 of Exhibit 1 of the Agreement.  Unless otherwise provided for, the terms used in this Exhibit 3 shall have the same meaning as used in the main body and Exhibit 1 of the Agreement.

1.          (Period during which the Stock Acquisition Rights may be exercised)

The Qualified Person may exercise the Stock Acquisition Rights during the period from and including November 15, 2014 to and including November 14, 2022 (if the last day of such period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period, subject to the restriction of exercise provided for in Paragraph 1 of Article 5 of Exhibit 1 of the Agreement.).

2.          (Method of exercise of the Stock Acquisition Rights)

(1)
In order to be entitled to the special taxation measure (hereinafter referred to as the “Special Taxation Measure”) provided for in Article 29-2 of the Act on Special Measures Concerning Taxation, the Qualified Person shall be subject to the following provisions, as for the exercise of the Stock Acquisition Rights, as well as the conditions provided for in the Terms and Conditions and Exhibit 1 of the Agreement.

(i) Total amount of exercise price with respect to the exercise of the Stock Acquisition Rights for one (1) calendar year (from and including January 1 to and including December 31) shall not exceed ¥12,000,000.

(ii) The shares that the Qualified Person acquires upon exercise of the Stock Acquisition Rights shall be delivered through the account that the Qualified Person opens in his/her name at a sales office or a business office of a financial instruments business operator, etc. for the purposes of (a) writing or recording his/her transaction with respect to the stock option in a transfer account book and/or (b) holding such shares on his/her behalf.  Such account shall be opened pursuant to an agreement for the above-mentioned purposes entered into between the Corporation and such financial instruments business operator, etc. in accordance with Article 29-2, Paragraph 1, Item 6 of the Act on Special Measures Concerning Taxation.  Information on such financial instruments business operator, etc. is described in the “Guide to the Sony Stock Option Program” provided for in Article 6 of Exhibit 1 of the Agreement.

(iii) The Qualified Person shall comply with the procedures set forth in the “Guide to the Sony Stock Option Program” as specified procedures required by the relevant law to be entitled to the Special Taxation Measure.

(2)
In the case where the Qualified Person is a major shareholder or a person involved with a major shareholder, which is specified in the Act on Special Measures Concerning Taxation or may not be entitled to the above Special Taxation Measure pursuant to such Act, Items (i) and (iii) of the immediately preceding Paragraph shall not apply to such Qualified Person.

Exhibit 4

REPRESENTATIONS AND WARRANTIES FOR NON-US PARTICIPANTS

The Qualified Person confirms the following matters pursuant to Article 13 of the Allocation Agreement.

1.      (Employment Contract)
I understand that nothing in the Sony Corporation Stock Acquisition Rights Plan (the “Plan”) terms form part of my employment contract, unless my employment contract expressly states otherwise.  Participation in the Plan does not create any right to continued employment.

I understand that neither the participation in the Plan nor the grant of the Stock Acquisition Rights (hereinafter referred to as the “Option” in this Exhibit 4) creates any rights to participate in the Plan or to be granted any stock acquisition right, Option or award in the future.  The Plan may cease to be operated in the future although any existing Options granted under the Plan will continue in accordance with the Allocation Agreement, Exhibits, and the Terms and Conditions.

I understand that I have no claim or right of action in respect of any decision, omission or discretion which may operate to my disadvantage even if it is unreasonable, irrational or might otherwise be regarded as being in breach of any duty, except as set out in the relevant Plan documentation.

I understand I have no right to compensation for any loss in relation to the Plan, including any loss in relation to:

•	a reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment);
•	any exercise of a discretion or a decision taken in relation to an award or to the Plan, or any failure to exercise a discretion or take a decision; and
•	the operation, suspension, termination or amendment of the Plan.

I understand that as the grant by the Corporation is entirely discretionary, the benefits and rights acquired under the Plan do not constitute “base salary” or other regular employment earnings and that nothing in the rules or operation of the Plan forms part of my contract of employment or employment relationship, which rights are separate from and not affected by, the Plan.  I understand and agree that under no circumstances will the benefits derived from the Plan be included as part of my employment earnings for purposes of calculating any of the Corporation’s and/or the Sony group companies’ (including my employer) obligations to me for bonus, retirement, severance, or any other such payments.

2.      (Data Protection)
I consent to the collection, use and disclosure by the Corporation and/or companies in the Sony group (including my employer) of any personal information or data necessary for the administration of the Plan.

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Subject to legislative requirements, the information may be retained after my Options are exercised or cancelled.  I understand that I can contact the Secretariat of the Stock Option Plan, Corporate Human Resources, Sony Corporation.

I understand that the information provided to the Corporation, the companies in the Sony group (including my employer), and/or to their duly authorized third party designee(s) retained for the purpose of assisting the Corporation or the Sony group companies with administration of the Options and provided in relation to the Plan will be used in relation to the administration of my Options under the Plan.

The Corporation and/or any of the companies in the Sony group (including my employer) may give information to others (including people acting as agents of the Corporation and/or any of the companies in the Sony group) in connection with the administration of the Plan on the understanding that they will keep the information secure.

In order to process the information the Corporation and/or companies in the Sony group (including my employer) may transfer the information to other countries that may have a different level of statutory protection for my information than in my home country.

I understand that I have a right to access certain information that the Plan holds about me and in order to exercise this right, I can contact the Secretariat of the Stock Option Plan, Corporate Human Resources, Sony Corporation.

3.      (Payment of Tax, Social Security or Other Amounts)
I authorize the Corporation and companies in the Sony group (including my employer) to withhold any amounts or make such arrangements as they consider necessary to meet any liability due to taxation, social security or other amounts in respect of my participation in the Plan.  These arrangements may include the sale or reduction in number of any shares of the Corporation (hereinafter referred to as the “Shares”) unless I, as the participant in the Plan, discharge the liability myself.

4.      (Tax Filings)
By signing the Allocation Agreement, I agree to:

(1)	make all neccessary personal tax filings in the territory where I am tax resident in relation to this Plan;

(2)	make any required foreign exchange filings or notifications in relation to my holding of rights under the Plan in the territory where I am foreign exchange resident; and

(3)
comply with any requirements to notify my employer of my interests in rights relating to the Shares (whether these requirements are based on the internal rules of the Corporation, the Sony group, my employer or applicable law).

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5.      (Pensions)
I understand and agree that this grant of Options to me will not affect my pension rights in any way.  No additional contributions will be made by the Corporation or by any other member of the Sony group (including my employer) as a result of my participation in this Plan.  Any pension I may receive will not be increased by my participation in this Plan.

6.      (Tax Treatment)
I understand and agree that neither the Corporation nor any member of the Sony group (including my employer) has arranged for any special tax treatment to apply to these Options other than those expressly stated in the Allocation Agreement, if any.  The Options are not tax qualified in any jurisdiction unless otherwise expressly stated in the Allocation Agreement.

[European Union (excluding Austria):
The Qualified Person is being offered participation in the Plan in order to provide an additional incentive and to encourage employee share ownership and so increase the interest of the Qualified Person in the success of the Corporation.  Further information about the Corporation can be obtained from www.sony.com.  The aggregate number of Shares to be issued or transferred upon exercise of the Options being offered under the Plan will not exceed 738,700.  The obligation to publish a prospectus under the EU Prospectus Directive does not apply to the offer of the Plan because of Article 4(1)(e) of that directive.]

[Austria:
Options are offered to the Qualified Person by the Corporation, a Japanese corporation with its principal place of business at 7-1, Konan 1-chome, Minato-ku, Tokyo, Japan, in accordance with the terms of the Plan.  More information about the Corporation is available on www.sony.com.  The Qualified Person is being offered Options under the Plan in order to provide an additional incentive and to encourage employee share ownership and so increase the interest of the Qualified Person in the Corporation’s success.  The aggregate number of Shares to be issued or transferred upon exercise of the Options being offered under the Plan will not exceed 738,700.

This document was compiled in accordance with s3 ss1 no12 of the Austrian Capital Market Act (KMG) and the corresponding Regulation of the Financial Market Authority (Finanzmarktaufsicht – FMA) on the mandatory requirements as to the content of a document replacing a prospectus, as published in the Austrian Federal Gazette BGBl II No. 236/2005. This document replaces a prospectus in accordance with the Austrian Capital Market Act.]

[Note regarding Argentina: Although there is no grantee in Argentina under JPY/USD plan in 2012, we remained the disclaimer below to be in compliance with the requirement in Argentina for remainder purpose.
This is a private offer.  It is not subject to the supervision of the Argentine Securities Exchange Commission (Comision Nacional de Valores (CNV)) or any other governmental authority in Argentina.]

[Brazil:
This document is solely for the use and information of persons to whom they are addressed and no other person.  This document is addressed only to the Qualified Person and may not be reproduced or copied in any form.

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The Options granted under the Plan have not been and will not be publicly issued, placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, the CVM).  Therefore, the Options granted under the Plan will not be offered or sold in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation under the Brazilian capital markets regulation.

Investments carried out outside Brazil by Brazilian individuals in an amount equal or higher than US$100,000.00 must be annually disclosed to the Central Bank of Brazil in accordance with the procedures described from time to time by the Central Bank of Brazil.]

[Germany:
Options granted under the Plan are provided on an ex-gratia basis and not in satisfaction of any right or expectation of the Qualified Person.  The Qualified Person acknowledges that he/she has no such right or expectation in relation to the Option or any future grant of options.]

[Hong Kong:
The contents of the Plan documents have not been reviewed by any regulatory authority in Hong Kong.  The Qualified Person is advised to exercise caution in relation to the offer under the Plan.  If the Qualified Person is in any doubt about any of the contents of this document, he/she should obtain independent professional advice.]

[India:
No invitation, offer or sale to purchase or subscribe to the shares of Sony Corporation (“Securities”) is made or intended to be made to the public in India through the Allocation Agreement or any amendment or supplement thereto.  Neither the Allocation Agreement nor any amendment or supplement thereto is a prospectus, offer document or advertisement nor has it been or will be submitted or registered as a prospectus or offer document under any applicable law or regulation in India.  Neither the Allocation Agreement nor any amendment or supplement thereto has been reviewed, approved, or recommended by any Registrar of Companies in India, the Securities and Exchange Board of India, the Reserve Bank of India, any stock exchange in India or any other Indian regulatory authority.
Accordingly, no person may make any invitation, offer or sale of any Securities, nor may the Allocation Agreement nor any amendment or supplement thereto nor any other document, material, notice or circular in connection with the invitation, offer or sale for subscription or purchase of any Securities ("Offer") be circulated or distributed whether directly or indirectly to, or for the account or benefit of, any person resident in India, other than strictly on a private and confidential basis and so long as any such Offer is not calculated to result, directly or indirectly, in the Securities becoming available for subscription or purchase by persons other than those receiving such offer or invitation.  Notwithstanding the foregoing, in no event shall the Offer be made directly or indirectly, in any circumstances which would constitute an offer to the public in India within the meaning of any applicable law or regulation.
Any Offer of Securities to a person in India shall be made subject to compliance with all applicable Indian laws including, without limitation, the Foreign Exchange Management Act, 1999, as amended, and any guidelines, rules, regulations, circulars or notifications issued by the Reserve Bank of India, the Securities and Exchange Board of India and any other Indian regulatory authority.
Each investor in the Securities acknowledges, represents and agrees that it is eligible to invest in the Company and the Securities under applicable laws and regulations in India and that it is not prohibited or debarred under any law or regulation from acquiring, owning or selling the Securities.]

[Turkey:
No information in this document is provided for the purpose of offering, marketing and sale by any means of any capital market instruments in the Republic of Turkey.  Therefore, this document may not be considered as an offer made or to be made to residents of the Republic of Turkey.

The Plan has not been and will not be registered with the Turkish Capital Market Board (the “CMB”) under the provisions of the Capital Market Law (Law No. 2499) (the “Capital Market Law”).  Accordingly, neither this document nor any other material may be utilized in connection with any offering to the public within the Republic of Turkey without the prior approval of the CMB.  However, according to Article 15 (d) (ii) of the Decree No.32 there is no restriction on the purchase or sale of Shares by residents of the Republic of Turkey, provided that: they purchase or sell such Shares in the financial markets outside of the Republic of Turkey; and such sale and purchase is made through banks, and/or licensed brokerage institutions in the Republic of Turkey.]

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